                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                          June 19, 2002 (June 6, 2002)

                           JUPITER MEDIA METRIX, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

         000-25943                                   11-3374729
      (COMMISSION FILE NUMBER)              (I.R.S. EMPLOYER IDENTIFICATION NO.)

          21 ASTOR PLACE, 6TH FLOOR,                             10003
             NEW YORK, NEW YORK                               (ZIP CODE)
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (212) 780-6060
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                      N.A.
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On June 6, 2002, Jupiter Media Metrix, Inc. (the "Company") sold substantially all of the assets of its audience measurement division, Media Metrix, to comScore Networks, Inc. for a total purchase price of approximately $1.5 million. The purchase price is subject to certain potential post-closing adjustments, which are not expected to be material.

         For information regarding the terms and conditions of the asset sale, reference is made to the Asset Purchase Agreement, filed as Exhibit 2.1 hereto.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

None.

(b) Pro Forma Financial Information.

Pro Forma Financial Information required in connection with Item 2 and this Item 7 will be filed by amendment on or before August 20, 2002.

(c) Exhibits.

Exhibit No.
2.1 Asset Purchase Agreement, dated as of June 6, 2002, by and among comScore Networks, Inc. and Jupiter Media Metrix, Inc.

99.1              Press Release
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            JUPITER MEDIA METRIX, INC.
                                            --------------------------------
                                            (Registrant)


                                            By:      /s/ Jean Robinson
                                                     -----------------------
                                            Name:    Jean Robinson
                                            Title:   Chief Financial Officer

Dated: June 19, 2002
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Exhibit No.                Exhibit Index
-----------                -------------
2.1                        Asset Purchase Agreement, dated as of June 6, 2002,
                           by and among comScore Networks, Inc. and Jupiter
                           Media Metrix, Inc.

99.1                       Press Release